Exhibit 10.23
DEED POLL INDEMNITY OF ALLEGION IRISH HOLDING COMPANY LIMITED
THIS DEED POLL INDEMNITY (this “Deed Poll Indemnity”) is made and effective as of October 1, 2013 by Allegion Irish Holding Company Limited, an Irish private limited company (“Irish HoldCo”) in respect of the class of Indemnitees (as hereinafter defined).
WHEREAS, it is essential to Irish HoldCo to retain and attract as directors and secretary the most capable persons available;
WHEREAS, Indemnitee is a director or secretary of Irish HoldCo;
WHEREAS, each of Irish HoldCo and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of companies;
WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability, (ii) specific contractual assurance that such protection will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of Irish HoldCo’s Articles of Association or any change in the composition of Irish HoldCo’s Board of Directors or acquisition transaction relating to Irish HoldCo), Irish HoldCo wishes to provide in this Deed Poll Indemnity for the indemnification by Irish HoldCo of Indemnitee as set forth in this Deed Poll Indemnity, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under Irish HoldCo’s directors’ and officers’ liability insurance policies as set forth in this Deed Poll Indemnity;
NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve Irish HoldCo directly or, at its request, with another Enterprise, and intending to be legally bound hereby, Irish HoldCo agrees as follows:
1.    Certain Definitions.
(a) Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
(b) Board: the Board of Directors of Irish HoldCo.
(c) Change in Control: shall be deemed to have occurred if:
(i) any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Shares (as defined below) of Irish HoldCo;
(ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board as of the execution hereof, provided that any person becoming a director subsequent to such time whose election or nomination for election was supported by three-quarters of the directors who immediately prior to such election or nomination for election comprised the Incumbent Directors shall be considered to be an Incumbent Director;
(iii) Irish HoldCo adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;
(iv) all or substantially all of the assets or business of Irish HoldCo is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of Irish HoldCo immediately prior to such a merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Shares of Irish HoldCo, all of the Voting Shares or other ownership interests of the entity or entities, if any, that succeed to the business of Irish HoldCo); or
(v) Irish HoldCo combines with another company and is the surviving entity but, immediately after the combination, the shareholders of Irish HoldCo immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Shares of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Shares of the combined company, any shares received by Affiliates of such other company in exchange for shares of such other company), provided, however, that any occurrence that would, in the absence of this proviso, otherwise constitute a Change in Control pursuant to any of clause (i), (iii), (iv) or (v) above, shall not constitute a Change in Control if such occurrence is approved by a majority of the directors on the Board who were directors immediately prior to such occurrence.
(d) Enterprise: Irish HoldCo and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of Irish HoldCo as a director, officer, secretary, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.
(e) Exchange Act: the U.S. Securities Exchange Act of 1934, as amended.
(f) Expenses: any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Deed Poll Indemnity, and all other costs and obligations, paid or incurred in connection with investigating, defending, prosecuting (subject to Section 2(b)), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.
(g) Group Entities: any subsidiary or a majority owned affiliate of Irish HoldCo (wherever incorporated or organized).
(h) Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Deed Poll Indemnity, related to the fact that Indemnitee is or was a director, officer, secretary or employee of Irish HoldCo, or while a director or secretary of Irish HoldCo is or was serving at the request of Irish HoldCo as a director, officer, secretary, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, secretary, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, secretary, employee, trustee, agent, or fiduciary.
(i) Indemnitees: any person who was, is or is threatened to be made a party to a Proceeding (hereinafter defined) by reason of the fact that he or she (a) is or was a director, secretary or “officer” or “senior executive” (as may be determined from time to time by the Board of Directors of Irish HoldCo) or (b) is or was serving at the request of Irish HoldCo or any of the Group Entities as a director, officer, partner, venture, proprietor, trustee, employee, agent or similar functionary of any of the Group Entities.
(j) Independent Counsel: the meaning specified in Section 3.
(k) Proceeding: any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of Irish HoldCo), or any inquiry, hearing, or investigation, whether conducted by Irish HoldCo or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.
(l) Reviewing Party: the meaning specified in Section 3.
(m) Voting Shares: shares of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors (or similar function) of an Enterprise.
2.    Agreement to Indemnify.
(a) General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, Irish HoldCo shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits Irish HoldCo to provide broader indemnification rights than were permitted prior thereto). For the purposes of this Deed Poll Indemnity, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent permitted by the provisions of Irish law and/or the Articles of Association of Irish HoldCo that authorize, permit or contemplate indemnification by agreement, court action or corresponding provisions of any amendment to or replacement of such provisions; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of Irish law and/or the Articles of Association of Irish HoldCo adopted after the date of this Deed Poll Indemnity that increase the extent to which a company may indemnify its directors or secretary.
(b) Initiation of Proceeding. Notwithstanding anything in this Deed Poll Indemnity to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Deed Poll Indemnity in connection with any Proceeding initiated by Indemnitee against Irish HoldCo or any of its subsidiaries or any director, officer or employee of Irish HoldCo or any of its subsidiaries unless (i) Irish HoldCo has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 4; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.
(c) Mandatory Indemnification. Notwithstanding any other provision of this Deed Poll Indemnity, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified by Irish HoldCo hereunder against all Expenses incurred in connection therewith.
(d) Partial Indemnification. If Indemnitee is entitled under any provision of this Deed Poll Indemnity to indemnification by Irish HoldCo for some or a portion of Expenses, but not, however, for the total amount thereof, Irish HoldCo shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
(e) Prohibited Indemnification. No indemnification pursuant to this Deed Poll Indemnity shall be paid by Irish HoldCo:
(i) on account of any Proceeding in which a final and non-appealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Irish HoldCo pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws;

(ii) if a court of competent jurisdiction by a final and non-appealable judgment, shall determine that such indemnification is not permitted under applicable law;
(iii) on account of any Proceeding relating to an Indemnifiable Event as to which the Indemnitee has been convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action had been brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which Indemnitee is sentenced to death or imprisonment for a term exceeding one year); or
(iv) on account of any Proceeding brought by Irish HoldCo or any of its subsidiaries against Indemnitee.
3.     Reviewing Party; Exhaustion of Remedies.
(a) Prior to any Change in Control, the reviewing party (the “Reviewing Party”) shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense advances under this Deed Poll Indemnity, the deed poll indemnity, dated as of the date hereof, made by Allegion U.S. Holding Company, Inc., a Delaware corporation (“U.S. HoldCo”) (the “U.S. HoldCo Deed Poll Indemnity”), the deed poll indemnity, dated as of the date hereof, made by Allegion public limited company, an Irish public limited company (the “Allegion plc Deed Poll Indemnity”) or any other agreement to which Irish HoldCo or any of its Affiliates is a party or under applicable law, Irish HoldCo’s Articles of Association or the certificate of incorporation or bylaws of U.S. HoldCo (the “U.S. HoldCo Organizational Documents”) now or hereafter in effect relating to indemnification for Indemnifiable Events, Irish HoldCo and U.S. HoldCo shall seek legal advice only from independent counsel (“Independent Counsel”) selected by Indemnitee and approved by Irish HoldCo (which approval shall not be unreasonably withheld), and who has not otherwise performed services for Irish HoldCo, U.S. HoldCo or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing Irish HoldCo, U.S. HoldCo or Indemnitee in an action to determine Indemnitee’s rights under this Deed Poll Indemnity. Such counsel, among other things, shall render its written opinion to Irish HoldCo, U.S. HoldCo and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. In doing so, the Independent Counsel may consult with (and rely upon) counsel in any appropriate jurisdiction who would qualify as Independent Counsel (“Local Counsel”). To the fullest extent permitted by law, Irish HoldCo agrees to pay the reasonable fees of the Independent Counsel and the Local Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Deed Poll Indemnity or the engagement of Independent Counsel or the Local Counsel pursuant hereto.
(b) The U.S. HoldCo Deed Poll Indemnity provides that, prior to making written demand on U.S. HoldCo for indemnification pursuant to Section 4(a) of the U.S. HoldCo Deed Poll Indemnity or making a request for Expense Advance (as defined in the U.S. HoldCo Deed Poll Indemnity) pursuant to Section 2(c) of the U.S. HoldCo Deed Poll Indemnity, Indemnitee shall (i) seek such indemnification or Expense Advance, as applicable, under any applicable insurance policy and (ii) request that Irish HoldCo consider in its discretion whether to make such indemnification or Expense Advance, as applicable. Upon any such request by Indemnitee of Irish HoldCo, Irish HoldCo shall consider whether to make such indemnification or Expense Advance, as applicable, based on the facts and circumstances related to the request. Irish HoldCo may require, as a condition to making any indemnification or Expense Advance, as applicable, that Indemnitee enter into an agreement providing for such indemnification or Expense Advance, as applicable, to be made subject to substantially the same terms and conditions applicable to an indemnification or Expense Advance, as applicable, by U.S. HoldCo under the U.S. HoldCo Deed Poll Indemnity (including, without limitation, conditioning any Expense Advance upon delivery to Irish HoldCo of an undertaking of the type described in clause (i) of the proviso to Section 2(c) of the U.S. HoldCo Deed Poll Indemnity).
4.    Indemnification Process and Appeal.
(a) Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from Irish HoldCo in accordance with this Deed Poll Indemnity as soon as practicable after Indemnitee has made written demand on Irish HoldCo for indemnification, unless the Reviewing Party has given a written opinion to Irish HoldCo that Indemnitee is not entitled to indemnification under applicable law.
(b) Adjudication or Arbitration. (i) Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification to which Indemnitee is entitled hereunder within thirty days after making a demand or request in accordance with Section 4(a) (a “Nonpayment”), Indemnitee shall have the right to enforce its indemnification rights under this Deed Poll Indemnity by commencing litigation in any court located in the country of Ireland (an “Irish Court”) having subject matter jurisdiction thereof seeking an initial determination by the court or by challenging any determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party not challenged by Indemnitee in any such litigation shall be binding on Irish HoldCo, U.S. HoldCo and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity. Irish HoldCo, U.S. HoldCo and Indemnitee hereby irrevocably and unconditionally (A) consent to submit to the non-exclusive jurisdiction of the Irish Court for purposes of any action or proceeding arising out of or in connection with this Deed Poll Indemnity, (B) waive any objection to the laying of venue of any such action or proceeding in the Irish Court, and (C) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Irish Court has been brought in an improper or inconvenient forum. For the avoidance of doubt, nothing in this Deed Poll Indemnity shall limit any right Indemnitee may have under applicable law to bring any action or proceeding in any other court.
(ii) Alternatively, in the case of a Nonpayment, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.
(iii) In the event that a determination shall have been made pursuant to Section 4(a) of this Deed Poll Indemnity that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4(b) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4(b) Irish HoldCo shall have the burden of proving Indemnitee is not entitled to indemnification.
(iv) In the event that Indemnitee, pursuant to this Section 4(b), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Deed Poll Indemnity, and it is determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive all of the indemnification sought, Indemnitee shall be entitled to recover from Irish HoldCo, and shall be indemnified by Irish HoldCo against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification sought, the Indemnitee shall be entitled to recover from Irish HoldCo, and shall be indemnified by Irish HoldCo against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

(c) Defense to Indemnification, Burden of Proof, and Presumptions. (i) It shall be a defense to any action brought by Indemnitee against Irish HoldCo to enforce this Deed Poll Indemnity that it is not permissible under applicable law for Irish HoldCo to indemnify Indemnitee for the amount claimed.
(ii) In connection with any action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on Irish HoldCo.
(iii) Neither the failure of the Reviewing Party to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the Indemnitee is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party that the Indemnitee had not met such applicable standard of conduct, shall, of itself, be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.
(iv) For purposes of this Deed Poll Indemnity, to the fullest extent permitted by law, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
(v) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the management of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 4(c)(v) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in applicable law.
(vi) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Deed Poll Indemnity.
(vii) Irish HoldCo shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Deed Poll Indemnity that the procedures or presumptions of this Deed Poll Indemnity are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that Irish HoldCo is bound by all the provisions of this Deed Poll Indemnity.
5.    Indemnification for Expenses Incurred in Enforcing Rights.
In addition to Indemnitee’s rights under Section 4(b)(iv), Irish HoldCo shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee:
(a) for indemnification or advance payment of Expenses under any agreement to which Irish HoldCo or any of its Affiliates is a party (other than this Deed Poll Indemnity) or under applicable law, Irish HoldCo’s Articles of Association or the U.S. HoldCo Organizational Documents now or hereafter in effect relating to indemnification or advance payment of Expenses for Indemnifiable Events (it being specified, for the avoidance of doubt, that this clause (a) shall not be deemed to provide Indemnitee with a right to the indemnification or advance payment of Expenses being sought in such action), and/or

(b) for recovery under directors’ and officers’ liability insurance policies maintained by Irish HoldCo, but, in either case, only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or expense advance or insurance recovery, as the case may be.
6.    Notification and Defense of Proceeding.
(a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against Irish HoldCo under this Deed Poll Indemnity, notify Irish HoldCo and U.S. HoldCo of the commencement thereof; but the omission so to notify Irish HoldCo and U.S. HoldCo will not relieve Irish HoldCo from any liability that it may have to Indemnitee, except as provided in Section 6(c).
(b) Defense. With respect to any Proceeding as to which Indemnitee notifies Irish HoldCo and U.S. HoldCo of the commencement thereof, Irish HoldCo will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent Irish HoldCo so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from Irish HoldCo to Indemnitee of its election to assume the defense of any Proceeding, Irish HoldCo shall not be liable to Indemnitee under this Deed Poll Indemnity or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from Irish HoldCo of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by Irish HoldCo, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and Irish HoldCo in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) Irish HoldCo shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by Irish HoldCo. Irish HoldCo shall not be entitled to assume the defense of any Proceeding (x) brought by or on behalf of U.S. HoldCo or Irish HoldCo, (y) as to which Indemnitee shall have made the determination provided for in (ii) above or (z) after a Change in Control (it being specified, for the avoidance of doubt, that Irish HoldCo may assume defense of any such proceeding described in this sentence with Indemnitee’s consent, provided that any such consent shall not affect the rights of Indemnitee under the foregoing provisions of this Section 6(b)).
(c) Settlement of Claims. Irish HoldCo shall not be liable to indemnify Indemnitee under this Deed Poll Indemnity or otherwise for any amounts paid in settlement of any Proceeding effected without Irish HoldCo’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, Irish HoldCo shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Irish HoldCo shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Irish HoldCo shall not be liable to indemnify the Indemnitee under this Deed Poll Indemnity with regard to any judicial award if Irish HoldCo was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; Irish HoldCo’s liability hereunder shall not be excused if assumption of the defense of the Proceeding by Irish HoldCo was barred by this Deed Poll Indemnity.
7.    Establishment of Trust.
In the event of a Change in Control Irish HoldCo shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request (a) to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event and (b) to be indemnifiable pursuant to this Deed Poll Indemnity. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trust shall continue to be funded by Irish HoldCo in accordance with the funding obligation set forth above, (iii) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Deed Poll Indemnity, and (iv) all unexpended funds in the Trust shall revert to Irish HoldCo upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Deed Poll Indemnity. The trustee of the Trust (the “Trustee”) shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve Irish HoldCo of any of its obligations under this Deed Poll Indemnity. All income earned on the assets held in the Trust shall be reported as income by Irish HoldCo for federal, state, local, and foreign tax purposes. Irish HoldCo shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorney’s fees), claims, liabilities, loss, and damages arising out of or relating to this Deed Poll Indemnity or the establishment and maintenance of the Trust.
8.    Non-Exclusivity.
The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under Irish HoldCo’s Articles of Association, the U.S. HoldCo Organizational Documents, the U.S. HoldCo Deed Poll Indemnity, the Allegion plc Deed Poll Indemnity, applicable law, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under Irish HoldCo’s Articles of Association, the U.S. HoldCo Organizational Documents, the U.S. HoldCo Deed Poll Indemnity, the Allegion plc Deed Poll Indemnity, applicable law or this Deed Poll Indemnity, it is the intent of the parties that Indemnitee enjoy by this Deed Poll Indemnity the greater benefits so afforded by such change.
9.    Liability Insurance.
For so long as Indemnitee has indemnification rights hereunder or under the U.S. HoldCo Deed Poll Indemnity or under the Allegion plc Deed Poll Indemnity, Irish HoldCo shall maintain an insurance policy or policies providing general and/or directors’ and officers’ liability insurance covering Indemnitee, in accordance with the terms of such policy or policies, to the maximum extent of the coverage available for any director, officer, secretary or employee, as applicable, of Irish HoldCo, provided and to the extent that such insurance is available on a commercially reasonable basis.
10.     Exclusions.
In addition to and notwithstanding any other provision of this Deed Poll Indemnity to the contrary, Irish HoldCo shall not be obligated under this Deed Poll Indemnity to make any payment pursuant to this Deed Poll Indemnity for which payment is expressly prohibited by law (including, with respect to any director or secretary of Irish HoldCo, in respect of any liability expressly prohibited from being indemnified pursuant to section 200 of the Irish Companies Act 1963 (as amended) (including any successor provisions, “Section 200”), but (i) in no way limiting any rights under section 391 of the Irish Companies Act 1963 (as amended), and (ii) to the extent any such limitations or prescriptions are amended or determined by a court of a competent jurisdiction to be void or inapplicable, or relief to the contrary is granted, then the Indemnitee shall receive the greatest rights then available under law.
11.    Continuation of Contractual Indemnity or Period of Limitations.
All agreements and obligations of Irish HoldCo contained herein shall continue for so long as Indemnitee shall be subject to, or involved in, any proceeding for which indemnification is provided pursuant to this Deed Poll Indemnity. Notwithstanding the foregoing, no legal action shall be brought and no cause of action shall be asserted by or on behalf of Irish HoldCo or any Affiliate of Irish HoldCo against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by the laws of Ireland under the circumstances. Any claim or cause of action of Irish HoldCo or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.
12.    Amendment of this Deed Poll Indemnity.
No supplement, modification, or amendment of this Deed Poll Indemnity shall be binding unless executed in writing. No waiver of any of the provisions of this Deed Poll Indemnity shall be binding unless in the form of writing, and no such waiver shall operate as a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
13.    Subrogation.
In the event of payment under this Deed Poll Indemnity, Irish HoldCo shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Irish HoldCo effectively to bring suit to enforce such rights.
14.    No Duplication of Payments.
Irish HoldCo shall not be liable under this Deed Poll Indemnity to make any payment in connection with any claim made by Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Irish HoldCo’s Articles of Association, the U.S. HoldCo Organizational Documents, the U.S. HoldCo Deed Poll Indemnity, the Allegion plc Deed Poll Indemnity, or otherwise) of the amounts otherwise indemnifiable hereunder.
15.    Obligations of Irish HoldCo.
In the event a Proceeding results in a judgment in Indemnitee’s favor or otherwise is disposed of in a manner that allows Irish HoldCo to indemnify Indemnitee in connection with such Proceeding under the Articles of Association of Irish HoldCo as then in effect, Irish HoldCo will provide such indemnification to Indemnitee and will reimburse U.S. HoldCo and/or Irish HoldCo for any indemnification or Expense Advance previously made by U.S. HoldCo and/or Irish HoldCo in connection with such Proceeding.
16.    Binding Effect.
This Deed Poll Indemnity shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of Irish HoldCo), assigns, spouses, heirs, and personal and legal representatives; provided, however, that U.S. HoldCo shall be a beneficiary of, and have the right to enforce, Section 15 hereof. Irish HoldCo shall require and cause any successor thereof (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of Irish HoldCo, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Deed Poll Indemnity in the same manner and to the same extent that Irish HoldCo would be required to perform if no such succession had taken place. The indemnification provided under this Deed Poll Indemnity shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.
17.     Severability.
If any provision (or portion thereof) of this Deed Poll Indemnity shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Deed Poll Indemnity (including, without limitation, each portion of this Deed Poll Indemnity containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.
18.    Governing Law.
This Deed Poll Indemnity shall be governed by and construed and enforced in accordance with the laws of Ireland applicable to contracts made and to be performed in such State without giving effects to its principles of conflicts of laws.
19.    Notices.
All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to Irish HoldCo at:
Address:     Barbara A. Santoro
c/o Allegion public limited company
Block D
Iveagh Court
Harcourt Road
Dublin 2
Ireland

Tel:         (+353) 1 870 7000
Fax:        (+353) 1 870 7001

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

20.    Counterparts.
This Deed Poll Indemnity may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Deed Poll Indemnity has been duly executed as a deed and shall be delivered by Allegion Irish Holding Company Limited on the date first written above.

GIVEN under the common seal of ALLEGION IRISH HOLDING COMPANY LIMITED and DELIVERED as a DEED	___________________________ Duly Authorised Signatory ___________________________ Duly Authorised Signatory